Exhibit 10.10

FINAL

Cash-Settled RSU

AMENDMENT NO. 1

TO THE

NORTHWEST AIRLINES CORPORATION

2007 STOCK INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD

(Effective as of April 14, 2008)

This AMENDMENT NO. 1 TO THE NORTHWEST AIRLINES CORPORATION 2007 STOCK INCENTIVE PLAN RESTRICTED STOCK UNIT AWARD (the “Amendment”) is hereby adopted and approved by the Compensation Committee of the Board of Directors of Northwest Airlines Corporation (the “Company”) as of the date set forth above.

Pursuant to the authority granted under Section 3.1(g) of the Northwest Airlines Corporation 2007 Stock Incentive Plan (the “Plan”), the Compensation Committee of the Board of Directors of the Company hereby amends the Plan’s Restricted Stock Unit Award (the “RSU”) as follows:

1.                                                                                       Amendment of RSU.  Section 1.2 of the RSU is deleted in its entirety and hereby replaced with the following:

“1.2                           “Cause” shall mean “Cause” as defined in a management compensation agreement between the Grantee and the Company or a Subsidiary of the Company, or, if not defined therein or if there is no such agreement, “Cause” shall mean any one or more of the following: (a) an act or acts of personal dishonesty by the Grantee intended to result in substantial personal enrichment of the Grantee at the expense of the Company or a Subsidiary, (b) an act or acts of personal dishonesty by the Grantee intended to cause substantial injury to the Company or a Subsidiary, (c) material breach (other than as a result of a Disability) by the Grantee of the Grantee’s obligations under the terms and conditions of the Grantee’s employment, which action was (i) undertaken without a reasonable belief that the action was in the best interests of the Company or a Subsidiary and (ii) not remedied within fifteen days after receipt of written notice from the Company or a Subsidiary specifying the alleged breach, or (d) the conviction of the Grantee of a felony.”

2.                                                                                       Amendment of RSU.  Section 3.3 of the RSU is deleted in its entirety and hereby replaced with the following:

“Change of Control: Notwithstanding any other provision of the Terms and Conditions, in the event of a Change in Control during the Grantee’s employment, 100% of the Restricted Stock Units shall vest (to the extent not previously vested).”

2.                                                                                       Definitions. Except as otherwise defined in this Amendment, capitalized terms used but not defined herein shall have the meanings given them in the Northwest Airlines Corporation 2007 Stock Incentive Plan or the RSU.

Adopted by the Compensation Committee of the Board of Directors of Northwest Airlines Corporation on April 14, 2008.